                                  UNITED SATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K





(X)  CURRENT REPORT PURSUANT  TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)    October 30, 1998
                                                --------------------------------

                           AMERICAN TELECASTING, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


               Delaware                                     0-23008                         54-1486988
------------------------------------------------------------------------------------------------------------------
(State or Other Jurisdiction of Incorporation)      (Commission File Number)     (IRS Employer Identification No.)


5575 Tech Center Drive, Suite 300, Colorado Springs CO               80919
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code    (719) 260-5533
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On October 28, 1998, American Telecasting, Inc. issued the following press release:

            NASDAQ STOCK MARKET INFORMS AMERICAN TELECASTING, INC. OF
                        DELISTING OF CLASS A COMMON STOCK


         Colorado Springs, Colo. Oct. 28 - American Telecasting, Inc. (the "Company") announced today that The Nasdaq Stock Market, Inc. informed the Company by letter dated October 28, 1998 that a Nasdaq Listing Qualifications Panel has determined not to grant the Company's request for an exception to the net tangible assets/market capitalization/net income and bid price requirements for continued listing on the Nasdaq SmallCap Market. Accordingly, the Panel determined to delist the Company's Class A Common Stock effective the close of business on October 28, 1998.

         The Nasdaq Stock Market, Inc. has informed the Company that its Class A Common Stock may immediately be eligible to trade on the OTC Bulletin Board.

         As a result of the delisting it may be more difficult to buy or sell the Company's Class A Common Stock or to obtain timely and accurate quotations to buy or sell. In addition, the delisting could result in a decline in the trading market for the Class A Common Stock, which could potentially depress the Company's stock and bond prices, among other consequences.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AMERICAN TELECASTING, INC.


                                          By:  /s/ DAVID K. SENTMAN
                                               ---------------------------------
                                               David K. Sentman
                                               Sr. Vice President and
                                               Chief Financial Officer



Date:  October 30, 1998